                                                                      EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

The following table sets forth subsidiaries of Life Technologies, Inc. which are included in the consolidated financial statements.

                                                     Percentage                 Jurisdiction in
                                                         of                   Which Incorporated
                       Name                           Ownership                  or Organized
-------------------------------------------------------------------------------------------------
Canadian Life Technologies, Inc.                            100%              Ontario
GIBCO BRL India Pvt. Ltd.                                   100%  (A)         India
Laboratory Services Ltd.                                    100%              New Zealand
Life Technologies A.G.                                      100%  (B)         Switzerland
Life Technologies A.S.                                      100%              Denmark
Life Technologies B.V.                                      100%  (B)         Netherlands
Life Technologies do Brasil Ltda.                           100%  (C)         Brazil
Life Technologies Foreign Sales Corp.                       100%              Barbados
Life Technologies Holdings, Unlimited                       100%              Scotland
Life Technologies Overseas GmbH                             100%  (B)         Germany
Life Technologies Italia S.r.l.                             100%              Italy
Life Technologies Ltd.                                      100%  (D)         Scotland
Life Technologies Ltd.                                      100%              New Zealand
Life Technologies Mauritius Ltd.                            100%              Mauritius
Life Technologies Overseas Ltd.                             100%  (D)         Scotland
Life Technologies (Pacific) Ltd.                            100%              Hong Kong
Life Technologies Pty. Ltd.                                 100%              Australia
Life Technologies S.A.R.L.                                  100%  (B)         France
Life Technologies Asia Pacific Inc.                         100%              Delaware, USA
N.V. Life Technologies S.A.                                 100%  (B)         Belgium
Serum Technologies (unincorporated joint venture)            40%  (E)         Maryland, USA
Life Technologies Sweden AB                                 100%              Sweden
Life Technologies S.A.                                      100%              Spain
Life Technologies Uruguay, S.A.                             100%              Uruguay
Custom Primers, Inc.                                        100%              California, USA
Life Technologies Oriental K.K.                              80%              Japan
Life Technologies GIBCO BRL Co., Ltd.                        51%              Republic of China,
                                                                              (Taiwan)
Serum Technologies Holdings, Inc.                           100%              Delaware, USA

     (A)  Owned by Life Technologies Mauritius Ltd.
     (B)  Owned by Life Technologies Overseas Ltd.
     (C) Owned 90% by Life Technologies, Inc. and 10% by Life Technologies Mauritius Ltd.
     (D)  Owned by Life Technologies Holdings, Unlimited
     (E)  Owned by Serum Technologies Holdings, Inc.

                                     E-35